EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT effective January 18th , 2012 (the “Effective Date”) is entered into by and between Amarantus BioSciences, Inc. a Delaware corporation, (“AMBS”), and Power 3 Medical Products, Inc. (“Power 3”). The parties, intending to be legally bound, agree as follows:

SECTION 1 – LICENSE

1.1 Grant of Exclusive License. For the term of this Agreement, Power 3 hereby grants to AMBS an exclusive worldwide license to develop, manufacture, have manufactured, use, market, sell and import medical devices and methods under the Power 3 PK IP, including but not limited to the items of intellectual property detailed on Schedule A hereto, and to use all trademarks and copyrights related to the Power 3 PK IP in furtherance of such activities.

1.1(a) Grant of Non-Exclusive License. For the term of this Agreement, Power 3 hereby grants to AMBS a non-exclusive, royalty-free, fully paid-up world-wide license to Power 3 know-how, patents and patent applications which relate to medical devices and methods for the treatment of Neurodegenerative disease as it relates to Parkinson’s disease.

1.1(b) Definitions.

For purposes of this Agreement:

(1) “Know-How Rights” shall mean all trade secret and other know-how rights in and to all data, information, compositions and other technology (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) in existence on the Effective Date controlled by Power 3 or its affiliates or arising thereafter to the extent necessary or useful for AMBS to make, have made, use, develop, sell, exploit or seek regulatory approval to market a composition, a diagnostic or service, or to practice any method or process, at any time claimed or disclosed in any issued patent or pending patent application within the Patent Rights or which otherwise relates to the Technology.

(2) “Patent Rights” shall mean (a) all patents and patent applications in any country of the world that claim or cover the Technology to the extent Power 3 or its affiliates heretofore or hereafter have an ownership or (sub)licensable interest therein, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clauses (a) and (b) above or the patent applications that resulted in the patents described in clauses (a) and (b) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions, substitutes or additions thereto.

 (3) “Power 3 PK IP” shall mean the Patent Rights and the Know-How.

(4) “Power 3 Neurodegenerative disease IP” or shall mean the Patent Rights and Know-How.

(5) “Technology” shall mean compositions, devices, technology, data and information comprising, responsible for, resulting from or relating to use of the biomarkers of the PK IP and Power 3 Neurodegenerative disease IP and the tests of the same for the purpose of measuring such biomarkers, together with all improvements and enhancements thereto, all modifications and derivatives thereof, all products comprising any of the foregoing, and all methods of manufacture and uses of any of the foregoing, as it relates to the PK IP and Power 3 Neurodegenerative disease IP.

1.2 IP Development. All medical devices and all additional intellectual property pertaining to Parkinson’s disease diagnosis, including all additional patents, applications, trademarks, copyrights, inventions, trade secrets, and know-how developed by AMBS or Power 3 during the term of this Agreement relating to or based in whole or in part on the Power 3 PK IP shall be the sole and exclusive property of the developing party. All medical devices and all additional Intellectual Property pertaining to Parkinson’s disease diagnosis conceived or developed by Power 3 during the term of this Agreement, if any, shall be included within the scope of the exclusive license granted hereunder to AMBS.

1.3 Term of Agreement. The initial term of this Agreement shall be 1 year from the date hereof, renewable upon mutual written agreement of the parties.

1.4 Consideration. In consideration for the licenses granted hereunder, the validation studies and technology transfer, AMBS shall issue to Power 3 $500,000 worth of AMBS common stock, priced at the closing price of the common stock on January 23rd, 2012, par value $0.001, in AMBS shares, including a $25,000 exclusivity fee paid to Power 3 upon execution of a non-binding term sheet dated November 11, 2011 and extended on December 31, 2011. Upon completion of a technology transfer of the Power 3 PK IP into a facility designated by AMBS completed to the complete satisfaction of AMBS and transfer of ownership of any and all patents pertaining to Parkinson’s disease diagnosis by way of assignment of all related Power 3 PK IP, AMBS will be required to exercise this Asset Purchase Option as described below in Section 2.

SECTION 2 – ASSET PURCHASE OPTION AND RIGHT OF FIRST REFUSAL

2.1 Asset Purchase Option. At any time until the expiration of the licensing term of this Agreement, AMBS shall have the exclusive option to purchase all of the Power 3 PK IP for a purchase price equal to $500,000 worth of common stock, priced at the closing price of the common stock on January 17th 2012, par value $0.001, in AMBS shares. Within thirty (30) days of AMBS’s written notice to Power 3 that it elects to exercise the purchase option, the purchase shall be concluded by execution of a formal Asset Purchase Agreement containing customary representations and warranties, together with any and all ancillary documentation necessary to affect the sale.

2

2.2 Right of First Refusal. For the full term of the Agreement, AMBS shall be granted a Right of First Refusal to acquire the Power 3 Neurodegenerative disease IP, including but not limited to the IP on Schedule D, whereby upon completion of the Phase 2 validation study as described in Schedule B, Power 3 shall be required to negotiate in good faith for the sale of the Power 3 Neurodegenerative disease IP to AMBS for a period of time not to exceed ninety (90 days). Such period may extend beyond the expiration of this Agreement provided that negotiations have begun during the term of this Agreement. In the event AMBS and Power 3 are unable to reach a mutually satisfactory agreement and thereafter Power 3 obtains a bone fide written offer from a third party for the Power 3 Neurodegenerative disease IP, Power 3 shall be required to disclose such offer and its terms to AMBS within five (5) business days and AMBS shall have a right to match said written offer within ten (10) business days. In the event AMBS does not match said offer, Power 3 shall have the right to sell the Power 3 Neurodegenerative disease IP to the third party that made the bona fide offer at the price and on the terms disclosed to AMBS.

SECTION 3 – VALIDATION STUDY AND TECHNOLOGY TRANSFER

3.1 Validation Studies and Technology Transfer. For consideration granted herewith, Power 3 will use good faith efforts to carry out the validation study and technology transfer according to Schedule B. Each month, Power 3 shall make reports in writing to AMBS on the status of the validation studies and technology transfer. During the period of this Agreement, AMBS’s technical/scientific representative and other representatives may have reasonable access to consult informally with Power 3’s technical/scientific representative regarding the validation studies and technology transfer both personally and by telephone.

SECTION 4 – REPRESENTATIONS AND WARRANTIES OF POWER 3

Power 3 hereby represents and warrants to AMBS as follows:

4.1 Organization. Power 3 (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of the State of New York, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. Power 3 is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

4.2 Authorization; Validity of Agreement. Power 3 has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Power 3 of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Power 3 and no other action on the part of Power 3 or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Power 3 and is a valid and binding obligation of Power 3, enforceable against Power 3 in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3

4.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by Power 3 nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of Power 3 or any of its subsidiaries under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Power 3 or any its subsidiaries or any of their respective properties may be bound; (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to Power 3 or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Power 3 or any of its subsidiaries or any of their respective properties or assets (See Schedule C).

4.4 The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution and delivery by Power 3 of this Agreement or the consummation of the transactions contemplated under the Agreement.

4.5 Patents and Other Intangible Assets. Power 3 (i) owns, free and clear of all liens, all patents, trademarks, copyrights, inventions, trade secrets, and know-how related to or comprising the Power 3 PK IP, (ii) has not sold or granted to any third party any rights in the Power 3 PK IP, and (iii) has the right to use such intellectual property without infringing upon or otherwise acting adversely to the right of any person under or with respect to any of the foregoing. All of the Power 3 PK IP can and will be licensed by Power 3 to AMBS upon the terms of this Agreement without the consent of any Person other than AMBS.

4.6 Shares To Be Issued To Power 3. With respect to the shares of common stock to be issued to Power 3 as consideration hereunder (the “Shares”), Power 3 represents and warrants to AMBS the following:

(a)           Power 3 acknowledges that an investment in the Shares involves a high degree of risk in that AMBS does not currently generate revenue and may require substantial funds to pursue its business plan;

(b)           Power 3 recognizes that an investment in the shares is highly speculative and only investors who can afford the loss of their entire investment should consider investing in AMBS and the Shares;

4

(c)           Power 3 and its officers and directors have such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(d)           Power 3 is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)           Power 3 acknowledges that only a limited market for the Shares presently exists and accordingly Power 3 may not be able to liquidate its investment;

(f)            Power 3 acknowledges that the Shares are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of at least six (6) months;

(g)           Power 3 hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by AMBS pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that the certificate evidencing the Shares received by Power 3 will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THERE UNDER.

(h)           Power 3 is acquiring the Shares as principal for Power 3's own benefit;

(i)             Power 3 is not aware of any advertisement of the Shares or any general solicitation in connection with any offering of the Shares;

(j)            Power 3 acknowledges and agrees that the AMBS has previously made available to Power 3 the opportunity to ask questions of and to receive answers from representatives of AMBS concerning AMBS and the Shares, as well as to conduct whatever due diligence Power 3, in its discretion, deems advisable.

5

SECTION 5 – REPRESENTATIONS AND WARRANTIES OF AMBS

AMBS hereby represents and warrant to Power 3 as follows:

5.1 Organization. AMBS (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of the State of Delaware, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. AMBS is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

5.2 Authorization; Validity of Agreement. AMBS has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by AMBS of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AMBS and no other action on the part of AMBS or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AMBS and is a valid and binding obligation of AMBS, enforceable against AMBS in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3 Shares To Be Issued To Power 3. With respect to the shares of common stock to be issued to Power 3 as consideration hereunder (the “Shares”), AMBS represents and warrants to Power 3 that, upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common stock in the capital of AMBS.

5.4 Fairness Opinion. Power 3 and AMBS represents that the Parties do not require a fairness opinion to execute this Agreement or transfer the License.

SECTION 6 – INDEMNIFICATION AND RELATED MATTERS

6.1 Indemnification. Power 3 shall indemnify and hold harmless AMBS, and AMBS shall indemnify and hold harmless Power 3, (collectively, the “Indemnified Parties”), and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”) arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties made in this Agreement or in any disclosure schedule thereto, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure to perform or comply in any material respect with any covenant or agreement in this Agreement, (c) taxes attributable to any transaction or event occurring on or prior to the date of this Agreement, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the respective parties prior to the date hereof.

6

6.2 Survival. All representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the termination of the initial term of this Agreement.

6.3 Notice of Claims.

(a) If an Indemnified Party shall assert a claim for indemnification pursuant to Section 6.1, such Indemnified Party shall submit to the indemnitor a written claim stating: (i) that an Indemnified Party incurred or reasonably believes it may incur Damages and the amount or reasonable estimate thereof of any such Damages; and (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of this Agreement alleged as the basis or bases for the claim.

(b) In the event that any action, suit or proceeding is brought against any Indemnified Party with respect to which a party may have liability under this Section 6, the indemnitor shall have the right, at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with fees and expenses paid by indemnitor, if representation of the Indemnified Party by counsel retained by the indemnitor would be inappropriate because of actual or potential differing interests between indemnitor and the Indemnified Party. In connection with any action, suit or proceeding subject to this Section 6, the parties agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding. An indemnitor shall not, without the prior written consent of the applicable Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of such Indemnified Parties for any liability arising out of such claim or demand.

SECTION 7 – TERM AND TERMINATION

7.1 This Agreement shall expire 1 year from its date of execution unless extended or sooner terminated in accordance with the provision of this section.

7.2 Either party may terminate this Agreement on the anniversary date by giving the other party sixty (60) days prior written notice of its election to terminate.

7.3 If Power 3 fails to timely meet its obligations under Section 3 and shall fail to remedy these failures within thirty (30), ABMS may terminate this Agreement upon thirty (30) days written notice. Upon termination, Power 3 shall immediately return, without further consideration, all common stock issued to Power 3 under the terms of this Agreement.

7.4 No rights or obligations survive termination of this Agreement.

7

SECTION 8 – NOTICES

All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Power 3:

Power 3 Medical Products, Inc.

ATTN: Helen R. Park, M.S.

26202 Oakridge Dr. A-102

The Woodlands, TX 77380

If to AMBS:

Amarantus BioSciences, Inc.

Attn: Gerald Commissiong

675 Almanor Ave.

Sunnyvale, CA 94085

SECTION 9 – MISCELLANEOUS

9.1 Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto only by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto.

9.2 Entire Agreement. This Agreement and the exhibits attached hereto or referred to herein constitute the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.4 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written approval of all parties.

8

9.5 No Third Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

9.6 Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9.7 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of law principles.

8.8 Interpretation.

(a)                When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b)               Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)                The words “hereof”, “hereby”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d)               The words “knowledge,” or “known to,” or similar terms, when used in this Agreement to qualify any representation or warranty, refer to the knowledge or awareness of certain specific facts or circumstances related to such representation or warranty of the persons in the Applicable Knowledge Group (as defined herein) which a prudent business person would have obtained after reasonable investigation or due diligence on the part of any such person. For the purposes hereof, the “Applicable Knowledge Group” with respect to AMBS shall be Gerald Commissiong. For the purposes hereof, the “Applicable Knowledge Group” with respect to Power 3 shall be Ira L. Goldknopf, Ph.D.

9

(e)                The word “subsidiary” shall mean any entity of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such entity is owned, directly or indirectly by another entity or person.

(f)                For purposes of this Agreement, “ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

(g)               The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(h)               A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, unless the context requires otherwise.

(i)                 The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

Amarantus BioSciences, Inc.

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	President & CEO

Power 3 Medical Products, Inc.

By:	/s/ Helen R. Park
Name:	Helen R. Park, M.S.
Title:	Interim CEO

11

Schedule A – Power 3 Parkinson’s Disease Diagnostic IP

The Power 3 PK IP shall include of all of Power 3’s right title and interest in and to the intellectual property rights set forth herein below, as they relate to Parkinson’s disease diagnosis, including without limitation: (a) the patents, patent applications, and any inventions set forth below (collectively, the "Patents"); (b) all rights to apply in any or all countries of the world for patents or governmental grants in such Patents; (c) any and all applications filed and any and all patents, certificates of inventions or other governmental grants granted on said Patents in the United States or any other country, including each and every application filed and each and every Patent granted on any applications which is a division, substitution or continuation of any of said applications; (d) each and every reissue or extension of any of such Patents; (e) each any every patent claim resulting from a reexamination certificate for any and all such Patents; and (f) any and all rights to sue for and recover damages for any past, present or future violation, misappropriation or infringement of the Patents.

Title of Patent, Patent Application, or Invention	Jurisdiction	Application/Priority
Diagnosis of Parkinson’s Disease	US	12/802,630; 06/10/2009
Assays for diagnosis and therapeutics employing similarities and differences in blood serum concentrations of 3 forms of complement C3C and related protein biomarkers between Amytrophic Lateral Sclerosis and Parkinson's disease	US	13/118,175; 08/24/2005
Forty Seven (47) Protein Biomarkers For Neurodegenerative Diseases	US	12/069,807; 2/13/2008
12

Schedule B

Timeline for PD Technology Transfer and Development

13

Summary of Steps

IP exchange

Patent Applications Exchange

SOP exchange

Lists

Equipment and supplies

Personnel requirements

Training

Training manual
In-house at P3 training

Training at Amarantus approved site

Qualification

P3 & Am side by side testing

Certification

Release of PD diagnostic test to Amarantus

Clinical Trials

Finish Phase II

Configuration for target market

Phase III

Future Options

CLIA testing with Gel system

ELISA development

CLIA testing ELISA

Partner mid to large diagnostic company

FDA approval for Gel system

FDA approval for ELISA

FDA partnering with diagnostic company

14

Monthly Timeline

Month one P3 - $50,000

IP exchange

IP discussions

SOP’s

Personnel

Lab Tec full

PhD 1/3

Consultant ½

Supplies

Gels

Other chemicals

Calibration

Freezer

Water system

Spectrophotometer

Imager

Computer program updates

PDQUEST®

SAS®

Analyze-It®

Training manual transfer

Contact clinical site for initial samples PK and control samples

IP attorney

Equipment List and contact information transfer

Supply list

Vendor list with contact information

15

Month one AM

Receive IP info transfer-consult with IP attorney for prosecution needed

Read and analyze SOPs-questions

Lease lab space

Decide location of lab space

Contract lab work

16

Month Two P3 - $40,000

Personnel

Lab Tech full

PhD 1/3

Consultant ½

Imaging training new personnel 1/3 time

SAS analysis training new personnel 1/3 time

Supplies

Re run samples on new gels/stain/de-stain/image

Albumin standards 12 gels

Pools

PD

PD like

Control (age/sex matched)

Qualify Results

Samples from Phase I (triplicate)

5 PD

5 PD like

5 Age matched controls

Qualify Results

Samples from Phase II (triplicate)

25 samples PD

25 samples PD like

25 samples control

Qualify Results

Validation for method restart complete when criteria met:

Image quality

Accuracy

Reproducibility

Robustness

Linearity

Dynamic range

Limit of detection

Limit of quantify ability

Plan for next phases samples with Amarantus

Contract and IRB Protocol for new clinical site for prospective samples

17

Month Two-Three AM

Set up lab at AM designated site

Order equipment

2D Gel equipment

Spectrophotometer

Imager

Hood

Refrigerators

Solution storage

Working sample storage

Freezer -20°C

Freezer -80°C

Water system – high quality

Biohazard container and pickup contract

Miscellaneous

Order supplies

Reagents

Miscellaneous

Employ qualified personnel

Project manager

Lab manager

Lab tech

Image analysis

Bioinformatics

Purchase computers

Purchase PDQUEST® program

Purchase SAS® program

Procure source for new samples

Month Two P3 and AM

Develop plan for continuation of clinical trial for PD

disease diagnosis

18

Month Three-Five P3 - $40,000

Begin running samples for clinical trials-continue Phase II

50 new PD prospective samples

50 new PD like prospective samples

50 new prospective control samples

Evaluate SAS generated results

Begin training AM personnel at P3

LT full

PhD ½

Consultant ½

Image Tech

SAS consultant 1/3

Supplies

Send initial samples (Set 1) from phase I and standard pools to AM

19

Month Four AM Train at P3 - $40,000

Visit P3

Train for protein analysis

Train use of spectrophotometer

Standard curve with Standard albumin

Train for 2D gels

Train image Tech

SAS program set up and initial training

Qualify training of AM Personnel

Albumin standards 12 gels

Pools

PD

PD like

Control (age/sex matched)

Qualify Results

Samples from Phase I (triplicate)

5 PD

5 PD like

5 Age matched controls

Qualify Results

Samples from Phase II (triplicate)

25 samples PD

25 samples PD like

25 samples control

Qualify Results

Validation for method transfer complete when criteria met:

Image quality

Accuracy

Reproducibility

Robustness

Linearity

Dynamic range

Limit of detection

Limit of quantify ability

20

Month Six-Twelve P3

Continue clinical sample testing and analysis

Start Phase III clinical trial

500 PD

500 PD like

500 Age matched

Personnel

LT full

Asst lt full

PhD full

Image tech

Consultant ½

SAS consultant full

Clerk

21

Month Five AM

Train and qualify at AM facility

Albumin standards 12 gels

Pools

PD

PD like

Control (age/sex matched)

Qualify Results

Samples from Phase I (triplicate)

5 PD

5 PD like

5 Age matched controls

Qualify Results

Samples from Phase II (triplicate)

25 samples PD

25 samples PD like

25 samples control

Qualify Results

Validation for method transfer complete when criteria met:

Image quality

Accuracy

Reproducibility

Robustness

Linearity

Dynamic range

Limit of detection

Limit of quantify ability

Send results to P3

Pass this set vs. results of AM at P3 and P3 at P3

22

Month Six-Eight AM

Begin running samples for clinical trials-continue Phase II

50 new PD prospective samples

50 new PD like prospective samples

50 new prospective control samples

Evaluate SAS generated results

23

Month Nine-Fifteen AM

Receive clinical trial samples

Start Phase III clinical trial Testing at AM

Compare results for validation with Power 3 results

Month Thirteen P3

Start Preparation for Commercialization with Am

Month Sixteen AM

Continue Phase III

If everything validates

Tech transfer complete

24

Timeline

Six Month timeline Cost

  Month 1 Lab startup $50,000
  Month 2 Requalification $40,000
  Month 3 Continue Phase II $40,000
  Month 4 Continue Phase II $40,000
  Month 5 Continue Phase II $50,000
  Month 6 Begin Phase III $65,000

Total $285,000

This is for Power 3’s portion of the time line.

This is a laboratory use of funds only. No new equipment. For intrinsic cost without a detailed budget, it might be better to estimate a budget of $300,000 to $500,000.

25

Schedule C

Legal Opinion related to legal claim with Transgenomics

26

January 6, 2012

VIA EMAIL Helenpark9@aol.com

Helen R. Park

Power3 Medical Products, Inc.

26202 Oak Ridge Drive, Suite A-I 02

Spring, TX 77380

Re: Transgenomic, Tne. v. Power3 Medical Products, Tnc.

Case No: 10-cv-79

Our File No. 12543-0

Dear Helen:

Pursuant to your request, this letter addresses the litigation status between Power3 Medical Products, Inc. and Transgenomic, Inc. in the case captioned Transgenomic. Tnc. v. Power3 Medical Products. Inc., Case No.: lO·cv-79, in the U.S. District Court for the District for Nebraska (the "Litigation").

After a July 20 II mediation, the parties to the Litigation reached a Settlement and Mutual Release Agreement that was executed in August 2011. On October 12, 2011, the Court entered an Order dismissing the Litigation with prejudice.

Please let me know if you have any questions regarding the Litigation.

Sincerely,

/s/ Kristin M.V. Farwell

Kristin M.V. Farwell

KMF/jlm

cc: Gregory C. Scaglione

27

Schedule D

Neurodegenerative Disease IP

28

Power3 Medical Products, Inc.

Neurodegenerative IP List

PATENT	NUMBER
Diagnosis of Parkinson's Disease	12/802,630
Assays for ALS and ALS-Like Disorders	12/804,868
Assays for diagnosis and therapeutics employing similarities and differences in blood serum concentrations of 3 forms of complement C3C and related protein biomarkers between Amytrophic Lateral Sclerosis and Parkinson's disease	131118,175
Diagnosis of Alzheimer's Disease	13/153,669
Diagnosis of Multiple Forms of Alzheimer's Disease Based on Difference in Concentration of Protein Biomarkers in Blood Serum of Patients	12/217,885
Forty Seven (47) Protein Biomarkers For Neurodegenerative Disease	12/069,807
TRADEMARK
NeuroPro and Design	76/605,921

Confidential Information 26202 Oakridge, DR. Suite A-102, Spring, TX 77380

29